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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1
(File No. 333-     ) of our report dated August 26, 1996, on our audits of the financial statements of AltaVista Internet Software Products and of our report dated August 26, 1996, on our audit of the balance sheet of AltaVista Internet Software, Inc. We also consent to the reference to our firm under the caption "Experts."
                                            Coopers & Lybrand L.L.P.
Boston, Massachusetts
August 26, 1996